Exhibit 10.4

SUPPORT AGREEMENT

This SUPPORT AGREEMENT is made as of October 5, 2016 (this “Agreement”), among Paid Inc. (“Paid”), a corporation incorporated under the laws of the State of Delaware, 2534841 Ontario Inc. (“Callco”), a corporation incorporated under the laws of the Province of Ontario, and ShipTime Canada Inc. (“Amalco”), a corporation incorporated under the laws of the Province of Ontario.

WHEREAS, in connection with the amalgamation agreement dated as of September 1, 2016 (such agreement as may be amended or restated are hereinafter referred to as the “Amalgamation Agreement”), by and among Paid, Amalco and the other parties thereto, Amalco is to issue exchangeable preferred shares (the “Exchangeable Shares”) to certain persons;

WHEREAS, holders of Exchangeable Shares will be entitled to require Callco to purchase, or Amalco to redeem, such Exchangeable Shares and upon such purchase or redemption each Exchangeable Share shall be exchanged by Callco or Amalco, as the case may be, for the Exchangeable Preferred Share Consideration;

WHEREAS, the parties intend the Exchangeable Shares to be economically equivalent to the Paid US Common Stock and Paid US Preferred Stock and for each Exchangeable Share to be treated as 480 shares of Paid US Common Stock and 3,344 shares of Paid US Preferred Stock outstanding for United States federal income and corresponding state and local Tax purposes;

WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby Paid will take certain actions and make certain payments and deliveries necessary to ensure that Amalco will be able to make certain payments and to deliver or cause to be delivered Paid US Common Stock and Paid US Preferred Stock in satisfaction of the obligations of Amalco under the Share Provisions and this Agreement; and

WHEREAS, pursuant to the Amalgamation Agreement, Paid and Amalco are required to execute a support agreement substantially in the form of this Agreement;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Amalco and “including” means “including without limitation” and “includes” means “includes without limitation”.

1.2	Interpretation Not Affected By Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this Agreement.

1.3	Number, Gender, etc.

In this Agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

References to any Person include the successors and permitted assigns of that Person.

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and “$” or “US$” refers to United States dollars and “C$” refers to Canadian dollars.

1.6	Payments

All payments to be made hereunder will be made without interest and less any Tax required by Canadian or United States Law to be deducted and withheld.

ARTICLE 2

COVENANTS OF PAID AND AMALCO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, Paid agrees that it will:

(a)	not declare or pay any dividend or other distribution on its Paid US Common Stock unless

(i)	Amalco shall:

(A)
simultaneously declare or pay, as the case may be, a dividend or other distribution (as determined in accordance with the Share Provisions) on the Exchangeable Shares which are exchangeable for Paid US Common Stock (an “Equivalent Dividend”); and

(B)
have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the terms of the Share Provisions, of any such Equivalent Dividend; or

(ii)	if the dividend or distribution is a dividend or distribution of securities, in lieu of such a dividend or distribution, Amalco shall:

(A)
effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares which are exchangeable for Paid US Common Stock (as determined in accordance with the Share Provisions) (an “Equivalent Stock Subdivision”); and

(B)	have sufficient assets available to enable the Equivalent Stock Subdivision;

(b)
advise Amalco sufficiently in advance of the declaration of any dividend or distribution on Paid US Common Stock and take all such other actions as are reasonably necessary, in co-operation with Amalco, to ensure that, subject to Section B3.4 of the Share Provisions:

(i)
the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares which are convertible into Paid US Common Stock shall be the same as the declaration date, record date and payment date for the corresponding dividend or distribution on Paid US Common Stock; and

(ii)
the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the dividend or distribution of securities, in lieu of such a dividend or distribution, on the Paid US Common Stock and that such Equivalent Stock Subdivision on the Exchangeable Shares which are convertible into Paid US Common Stock shall comply with any requirements of the stock exchange on which such Exchangeable Shares are listed;

(c)
ensure that the record date for determining security holders entitled to receive any dividend or distribution declared on Paid US Common Stock is not less than 10 Business Days after the declaration date for such dividend or distribution or such shorter period as may be permitted under applicable Law;

(d)
take all such actions and do all such things as are necessary or desirable to enable and permit Amalco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share held by Non-Affiliated Holders upon the liquidation, dissolution or winding-up of Amalco or any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs, including all such actions and all such things as are necessary or desirable to enable and permit Amalco to cause to be delivered the Exchangeable Preferred Share Consideration to the holders of Exchangeable Shares in accordance with the provisions of Article B5 of the Share Provisions together with a cheque in respect of any cash portion of the Liquidation Amount;

(e)
take all such actions and do all such things as are necessary or desirable to enable and permit Amalco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Redemption Price in respect of each issued and outstanding Exchangeable Shares held by Non-Affiliated Holders upon a redemption of Exchangeable Shares by Amalco, including all such actions and all such things as are necessary or desirable to enable and permit Amalco to cause to be delivered the Exchangeable Preferred Share Consideration to the holders of Exchangeable Shares in accordance with the provisions of Article B7 or B8 of the Share Provisions, as the case may be together with a cheque in respect of any cash portion of the Redemption Price, as the case may be;

(f)
take all such actions and do all such things as are necessary or desirable to enable it, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Call Right, the Change of Law Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit it to cause to be delivered the Exchangeable Preferred Share Consideration to the holders of Exchangeable Shares in accordance with the provisions of Article B5, B7, B8 or B10 of the Share Provisions, as the case may be together with a cheque in respect of any cash portion of the Call Purchase Price; and

(g)
not exercise its vote as a shareholder of Amalco to initiate the voluntary liquidation, dissolution or winding up of Amalco or any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Amalco or any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

Paid will cause Amalco to deposit a sufficient amount of funds in a separate account of Amalco and segregate a sufficient amount of such other assets and property as is necessary to enable Amalco to pay or otherwise satisfy its obligations with respect to the applicable dividend or distribution, Liquidation Amount, Redemption Price, or Call Purchase Price, once such amounts become payable under the terms of this Agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and Amalco will use such funds, assets and property so segregated exclusively for the payment of dividends or distributions and the payment or other satisfaction of the Liquidation Amount, Redemption Price, or Call Purchase Price, as applicable net of any corresponding withholding Tax obligations and for the remittance of such withholding Tax obligations.

2.3	Reservation of Paid US Common Stock and Paid US Preferred Stock

Paid hereby represents, warrants and covenants in favour of Amalco that Paid has reserved for issuance and will, at all times while any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, keep available, free from pre-emptive and other rights, in accordance with its operating agreement (or similar constating document), (a) such number of Paid US Common Stock as is equal to the sum of (i) the Current Common Stock Consideration Shares, and (ii) such number of Paid US Common Stock as are now and may hereafter be required to enable and permit each of Paid and Amalco to meet its obligations under the Exchange and Call Rights Agreement, the Share Provisions, and any other security or commitment with respect to which Paid and Amalco may now or hereafter be required to issue and/or deliver Paid US Common Stock to the Non-Affiliated Holders; and (b) such number of Paid US Preferred Stock as is equal to the sum of (i) the Current Preferred Stock Consideration Shares, and (ii) such number of Paid US Preferred Stock as are now and may hereafter be required to enable and permit each of Paid and Amalco to meet its obligations under the Exchange and Call Rights Agreement, the Share Provisions, and any other security or commitment with respect to which Paid and Amalco may now or hereafter be required to issue and/or deliver Paid US Preferred Stock to the Non-Affiliated Holders.

2.4	Notification of Certain Events

In order to assist Paid to comply with its obligations hereunder and to permit it to exercise the Liquidation Call Right, Call Right, Redemption Call Right and Change of Law Call Right, as applicable, Amalco will notify Paid of each of the following events at the time set forth below:

(a)
in the event of any determination by the board of directors of Amalco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Amalco or to effect any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs, at least 35 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
promptly upon the earlier of (i) receipt by Amalco of notice of, and (ii) Amalco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Amalco or to effect any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs;

(c)	immediately upon receipt by Amalco of a Retraction Request or a Paid Call Notice;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

(e)
promptly upon the issuance by Amalco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares or rights to acquire Exchangeable Shares as a result of an Equivalent Stock Subdivision); and

(f)	promptly, upon receiving notice of a Change of Law.

2.5	Delivery of Exchangeable Preferred Share Consideration

Upon notice from Amalco of any event that requires Amalco to cause to be delivered the Exchangeable Preferred Share Consideration to any holder of Exchangeable Shares, Paid shall forthwith issue and deliver or cause to be delivered the Exchangeable Preferred Share Consideration to Amalco, and Amalco shall forthwith deliver or cause to be delivered the requisite Exchangeable Preferred Share Consideration to or for the benefit of the former holder(s) of the surrendered Exchangeable Shares. All Paid US Common Stock and Paid US Preferred Stock comprising the Exchangeable Preferred Consideration shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim or encumbrance. In consideration for the issuance and delivery of each such Paid US Common Stock and Paid US Preferred Stock comprising the Exchangeable Preferred Share Consideration, Amalco shall subscribe for a cash amount or pay a purchase price equal to the fair market value of the Paid US Common Stock or Paid US Preferred Stock, and Paid shall, if necessary, contribute or cause to be contributed to the capital of Amalco, directly or indirectly, as the case may be, the cash necessary for Amalco to effect such subscription or payment.

2.6	Qualification of Paid US Common Stock and Paid US Preferred Stock

Paid covenants that it will use its reasonable best efforts to make such filings and seek such regulatory consents and approvals as are necessary so that the Paid US Common Stock and Paid US Preferred Stock to be issued to holders of Exchangeable Shares pursuant to the terms of the Share Provisions, the Exchange and Call Rights Agreement and this Agreement will be issued in compliance with the applicable securities Laws in Canada and the United States. Notwithstanding any other provision of the Share Provisions, or any term of this Agreement or the Exchange and Call Rights Agreement, no Paid US Common Stock or Paid US Preferred Stock shall be issued (and Paid will not be required to issue any Paid US Common Stock or Paid US Preferred Stock) in connection with any liquidation, dissolution or winding-up of Amalco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Paid US Common Stock or Paid US Preferred Stock would not be permitted by applicable Laws.

2.7	Economic Equivalence

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding:

(a)	Paid will not without prior approval of Amalco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section B12.2 of the Share Provisions:

(i)
issue or distribute Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock) to the holders of all or substantially all of the then outstanding Paid US Common Stock by way of dividend or other distribution of securities, other than an issue of Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock) to holders of Paid US Common Stock who: (A) exercise an option to receive dividends in Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan, scrip dividend or similar arrangement; or

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Paid US Common Stock entitling them to subscribe for or to purchase Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock); or

(iii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Paid US Preferred Stock entitling them to subscribe for or to purchase Paid US Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Preferred Stock); or

(iv)	issue or distribute to the holders of all or substantially all of the then outstanding Paid US Common Stock:

(A)	securities of Paid of any type other than Paid US Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities);

(B)	rights, options or warrants other than those referred to in Section 2.7(a)(iii) above;

(C)	evidences of indebtedness of Paid; or

(D)	assets of Paid; or

(v)	issue or distribute to the holders of all or substantially all of the then outstanding Paid US Preferred Stock:

(A)	securities of Paid of any type other than Paid US Preferred Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities);

(B)	rights, options or warrants other than those referred to in Section 2.7(a)(iv) above;

(C)	evidences of indebtedness of Paid; or

(D)	assets of Paid,

unless (x) Amalco is permitted under applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, evidences of indebtedness or other assets to holders of the Exchangeable Shares, and (y) Amalco shall issue or distribute the economic equivalent of such rights, options, warrants, securities, evidences of indebtedness or other assets simultaneously to holders of such Exchangeable Shares.

(b)	Paid will not without the prior approval of Amalco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section B12.2 of the Share Provisions:

(i)	subdivide, redivide or change the then outstanding Paid US Common Stock or Paid US Preferred Stock into a greater number of Paid US Common Stock or Paid US Preferred Stock, respectively; or

(ii)	reduce, combine, consolidate or change the then outstanding Paid US Common Stock or Paid US Preferred Stock into a lesser number of Paid US Common Stock or Paid US Preferred Stock, respectively; or

(iii)
reclassify or otherwise change the rights, privileges or other terms of the then outstanding Paid US Common Stock or Paid US Preferred Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the Paid US Common Stock or Paid US Preferred Stock;

unless (x) Amalco is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares.

(c)
Paid will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than ten Business Days after the date on which such event is declared or announced by Paid (with simultaneous notification thereof by Paid to Amalco).

(d)
The board of directors of Amalco shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on Paid. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Amalco to be relevant, be considered by the board of directors of Amalco:

(i)	in the case of any dividend or other distribution payable in Paid US Common Stock, the number of such securities issued in proportion to the number of Paid US Common Stock previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Paid US Common Stock or Paid US Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock or Paid US Preferred Stock, respectively), the relationship between the exercise price of each such right, option or warrant and the Exchangeable Preferred Share Consideration, the volatility of the Paid US Common Stock or Paid US Preferred Stock (as the case may be), and the term of any such instrument;

(iii)
in the case of the issuance or distribution of any other form of property (including, without limitation, any securities of Paid of any type other than Paid US Common Stock or Paid US Preferred Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of Paid or any assets of Paid), the relationship between the fair market value (as determined by the board of directors of Amalco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Paid US Common Stock or Paid US Preferred Stock and Exchangeable Preferred Share Consideration; and

(iv)
in the case of any subdivision, redivision or change of the then outstanding Paid US Common Stock or Paid US Preferred Stock into a greater number of Paid US Common Stock or Paid US Preferred Stock, respectively, or the reduction, combination, consolidation or change of the then outstanding Paid US Common Stock or Paid US Preferred Stock into a lesser number of Paid US Common Stock or Paid US Preferred Stock, respectively, or any amalgamation, merger, reorganization or other transaction affecting the Paid US Common Stock or the Paid US Preferred Stock, the effect thereof upon the then outstanding Paid US Common Stock or Paid US Preferred Stock, respectively.

(e)
Amalco agrees that, to the extent required, upon due notice from Paid, Amalco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Amalco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Paid US Common Stock and Paid US Preferred Stock and the Exchangeable Shares as provided for in this Section 2.7. Paid and Amalco shall use commercially reasonable efforts to ensure that all steps taken to provide for the continuing economic equivalence of the Exchangeable Shares and the Paid US Common Stock and Paid US Preferred Stock do not result in immediate taxable income or gain for Canadian income tax purposes to holders of Exchangeable Shares.

2.8	Tender Offers

In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Paid US Common Stock or Paid US Preferred Stock (an “Offer”) is proposed by Paid or is proposed to Paid or its security holders and is recommended by the board of directors of Paid, or is otherwise effected or to be effected with the consent or approval of the board of directors of Paid, and the Exchangeable Shares are not redeemed by Amalco pursuant to the Redemption Call Right, Paid and Amalco will use reasonable best efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Paid US Common Stock or Paid US Preferred Stock, without discrimination. Without limiting the generality of the foregoing, Paid and Amalco will use reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Amalco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the right of Amalco to redeem, or Paid to purchase pursuant to the Liquidation Call Right, Call Right, or Redemption Call Right, Exchangeable Shares in the event of a Paid Liquidity Transaction.

2.9	Ownership of Outstanding Shares

Without the prior approval of Amalco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section B12.2 of the Share Provisions, Paid covenants and agrees in favour of Amalco that, as long as any outstanding Exchangeable Shares are owned by Non-Affiliated Holders, Paid will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Amalco. Notwithstanding the foregoing, Paid shall not be in violation of this Section 2.9 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Paid or the Paid US Common Stock or the Paid US Preferred Stock pursuant to any merger of Paid pursuant to which Paid was not the surviving corporation.

2.10	Due Performance

On and after the Effective Date, Paid and Amalco shall duly and timely perform all of their obligations under the Share Provisions.

ARTICLE 3

PAID SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

Paid shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a takeover, merger, amalgamation, arrangement, or other business combination, of the continuing person resulting therefrom unless:

(a)
such other person or continuing corporation (the “Paid Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Paid Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Paid Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Paid under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the Non-Affiliated Holders.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Paid Successor and such other person that may then be the issuer of the Paid US Common Stock or Paid US Preferred Stock shall possess and from time to time may exercise each and every right and power of Paid under this Agreement in the name of Paid or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Paid or any officers of Paid may be done and performed with like force and effect by the directors or officers of such Paid Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect wholly-owned Subsidiary of Paid with or into Paid or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned Subsidiary of Paid, provided that all of the assets of such Subsidiary are transferred to Paid or another direct or indirect wholly-owned Subsidiary of Paid, and any such transactions are expressly permitted by this Article 3.

3.4	Successor Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of a Paid Liquidity Transaction:

(a)
in which Paid merges or amalgamates with, or in which all or substantially all of the then outstanding Paid US Common Stock or Paid US Preferred Stock are acquired by, one or more other corporations to which Paid, immediately before such merger, amalgamation or acquisition, is “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)
in which all or substantially all of the then outstanding Paid US Common Stock and Paid US Preferred Stock are converted into or exchanged for securities or rights to receive such securities (the “Other Shares”) of another person (the “Other Person”) that, immediately after such Paid Liquidity Transaction, owns or controls, directly or indirectly, Paid, then all references herein to either “Paid” shall thereafter be and be deemed to be references to “Other Person” and all references herein to “Paid US Common Stock” or “Paid US Preferred Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such securities pursuant to the Share Provisions or exchange of such securities pursuant to the Exchange and Call Rights Agreement immediately subsequent to the Paid Liquidity Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such securities pursuant to the Share Provisions or exchange of such securities pursuant to the Exchange and Call Rights Agreement had occurred immediately prior to the Paid Liquidity Transaction and the Paid Liquidity Transaction was completed, but subject to subsequent adjustments to reflect any subsequent changes in the capital of the Other Person, including without limitation, any sub-division, consolidation or reduction of capital) without any need to amend the terms and conditions of this Agreement and without any further action required.

ARTICLE 4

GENERAL

4.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are owned by Non-Affiliated Holders.

4.2	Changes in Capital of Paid and Exchangeco

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either the Paid US Common Stock or the Paid US Preferred Stock or the Exchangeable Shares or any of the three are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Paid US Common Stock or the Paid US Preferred Stock or the Exchangeable Shares or any of the three are so changed and the parties hereto shall execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

Notwithstanding the provisions of Section 4.4 hereof, if any term or provision of this Agreement is held invalid, unenforceable or contrary to Law, such term or provision shall be deemed to be severable from the other terms and provisions hereof, but only to the extent necessary to bring this Agreement within the requirements of Law, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein; provided, however, that if the party that would be adversely affected by such severance demonstrates that a material inducement to its entering into this Agreement would be materially impaired, such party shall be entitled to seek an adjudication that this Agreement should be terminated on that ground.

4.4	Amendments, Modifications

Subject to Section 4.2, Section 4.3, and Section 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by Amalco and Paid and approved by the holders of the Exchangeable Shares in accordance with Section 12.2 of the Share Provisions.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4 hereof, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all of the parties hereto provided that the board of directors of each of Amalco, Callco, and Paid shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole;

(b)	evidencing the succession of a Paid Successor and the covenants and obligations assumed by each such Paid Successor in accordance with the provisions of Article 3;

(c)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Amalco, Callco, and Paid, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole; or

(d)
making such changes or corrections which, on the advice of counsel to Amalco and Paid, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Amalco, Callco, and Paid shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole.

4.6	Meeting to Consider Amendments

Amalco, at the request of Paid, shall call a meeting or meetings of the holders of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Amalco, the Share Provisions and all applicable Laws.

4.7	Enurement

This Agreement shall enure to the benefit of and, except as otherwise provided herein, be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties.

4.8	Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise).

4.9	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by registered mail or other electronic means of communication addressed to the recipient as follows:

To Amalco:

ShipTime Canada Inc.
3350 Fairview Street, Suite 3-232
Burlington, Ontario
L7N 3L5
Attention: Allan Pratt
Email: apratt@EmergeIT.com

With a copy (which shall not constitute notice) to:

Aluvion Professional Corporation
365 Bay Street, Suite 800
Toronto, Ontario
M5H 2V1
Attention: Eric Apps
Email:           eric@aluvionlaw.com

To Callco:

2534841 Ontario Inc.
3350 Fairview Street, Suite 3-232
Burlington, Ontario
L7N 3L5
Attention: Allan Pratt
Email: apratt@EmergeIT.com

With a copy (which shall not constitute notice) to:

Aluvion Professional Corporation
365 Bay Street, Suite 800
Toronto, Ontario
M5H 2V1
Attention: Eric Apps
Email:                      eric@aluvionlaw.com

To Paid:

Paid Inc.
200 Fribey Parkway
Suite 4004
Westborough, MA
01581
Attention: Austin Lewis, IV
E-mail:                       alewis@paid.com

With a copy (which shall not constitute notice) to:

Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA
01608-1477
Attention: Michael Refolo
E-mail:                       mrefolo@mirickoconnell.com

or to such other address, individual or electronic communication number as may be designated by notice given by any Party to the others in accordance herewith. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

4.10	Counterparts

The parties hereto agree that this Agreement may be signed in counterparts at different times and in different places without the parties hereto being in each other's presence, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. A copy of this Agreement executed by any party and transmitted by facsimile or other means of electronic communication shall be binding upon the parties in the same manner as an original executed and delivered in person.

4.11	Jurisdiction

This Agreement shall be construed and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PAID INC.
Per:
Name: Austin Lewis IV
President and CEO

2534841 ONTARIO INC.
Per:
Name: Allan Pratt
Title: President

SHIPTIME CANADA INC.
Per:
Name: Allan Pratt
Title: CEO